UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2015

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Beginning December 4, 2015, and ending on January 8, 2016, the Company (a) issued 1,700,000 shares of common stock to two (2) accredited investors in private offerings for total gross proceeds of $85,000, (b) issued 3,379,491 shares upon the exercise of warrants to purchase common stock issued in a prior offering to nine (9) accredited investors for total proceeds of $101,385, and (c) issued 6,047,619 shares of common stock for services provided to the Company. No commissions were paid.   The shares of common stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

As of the date of this Current Report on Form 8-K, the Company has 98,112,423 shares of its Common Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

March 4, 2016

	By:	/s/ William R. Doyle
William R. Doyle
Chairman, President and
Chief Executive Officer